                                   EXHIBIT 4.5
                      FORM OF 6.250% SENIOR NOTES DUE 2003



THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY (AS DEFINED IN THE INDENTURE) OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN CERTIFICATED FORM, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY, OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY, OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.

UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY (AS DEFINED BELOW) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

         THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUANCE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY, ANY GUARANTOR (AS DEFINED IN THE INDENTURE) OR ANY AFFILIATE OF THE COMPANY OR ANY GUARANTOR WAS THE OWNER OF THIS SECURITY OR ANY PREDECESSOR OF THIS SECURITY,
ONLY: (A) TO THE COMPANY OR ANY GUARANTOR, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (A)(1),
(2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THIS SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (E) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE RIGHT OF THE COMPANY, THE GUARANTORS AND THE TRUSTEE HEREINAFTER REFERRED TO PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (I) PURSUANT TO CLAUSE



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(D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS
AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, (II) PURSUANT TO CLAUSE
(D) TO REQUIRE THAT THE TRANSFEROR DELIVER TO THE TRUSTEE A LETTER FROM THE TRANSFEREE SUBSTANTIALLY IN THE FORM OF APPENDIX A TO THE INDENTURE AND (III) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. SUCH HOLDER FURTHER AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. PRIOR TO REGISTRATION, THIS SECURITY WILL BE ISSUED AND MAY BE TRANSFERRED ONLY IN MINIMUM DENOMINATIONS OF $100,000 AND INTEGRAL MULTIPLES OF $1,000 IN EXCESS THEREOF. ANY ATTEMPTED TRANSFER OF LESS THAN $100,000 SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER, ANY SUCH PURPORTED TRANSFEREE SHALL BE DEEMED NOT TO BE THE HOLDER FOR ANY PURPOSE, INCLUDING BUT NOT LIMITED TO THE RECEIPT OF PAYMENTS HEREON, AND SUCH PURPORTED TRANSFEREE SHALL BE DEEMED TO HAVE NO INTEREST WHATSOEVER HEREIN.


THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO BE BOUND BY THE PROVISIONS OF THE REGISTRATION RIGHTS AGREEMENT, DATED AS OF MAY 26, 1998 (THE "REGISTRATION RIGHTS AGREEMENT"), AMONG THE COMPANY, THE GUARANTORS AND THE INITIAL PURCHASERS NAMED THEREIN.

















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No. R-1                                                             $100,000,000
CUSIP No. 224051 AA0

                                 COX RADIO, INC.

                              6.250% Note due 2003

Cox Radio, Inc., a Delaware corporation (hereinafter called the "Company", which term includes any successor corporation under the Indenture), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of One Hundred Million Dollars ($100,000,000) on May 15, 2003, unless redeemed prior thereto in accordance with the provisions set forth herein, and to pay interest on the outstanding principal amount from May 26, 1998 or from the most recent date to which interest has been paid or duly provided for, semiannually on May 15 and November 15 in each year, commencing November 15, 1998 (each, an "Interest Payment Date"), at the rate of 6.250% per annum (or 6.500% per annum under certain circumstances specified in the Registration Rights Agreement), until the principal hereof is paid or duly made available for payment. Interest on this Note shall be calculated on the basis of a 360-day year consisting of twelve 30-day months. The interest so payable and punctually paid or duly provided for on any Interest Payment Date will, as provided in the Indenture, be paid to the Person (the "Holder") in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the April 30 or October 31 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date. Any such interest which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date shall forthwith cease to be payable to the Holder hereof on the relevant Regular Record Date by virtue of having been such Holder, and may be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Company, notice whereof shall be given to the Holders of the Notes (as defined below) not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

Payment of the principal of, and premium and interest on, this Note will be made in immediately available funds at the office or agency of the Company maintained for that purpose in The Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

This Note is one of a duly authorized series of debt securities of the Company (herein called the "Securities") issued and to be issued in one or more series under an Indenture, dated as of May 26, 1998 (herein called, together with all indentures supplemental thereto, the "Indenture"), between the Company, the Guarantors and The Bank of New York, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantors, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Note is one of the series designated as the "6.250% Notes due 2003" (the "Notes"), limited (subject to exceptions provided in the Indenture) to the aggregate principal amount specified in the Officers' Certificate dated May 26, 1998 establishing the terms of the Notes pursuant to the Indenture. The Notes will be entitled to the benefits of the Guarantees (as defined in the Indenture) of the Guarantors, upon the terms specified in the Indenture. This Note will be redeemable, at the option of the Company, in whole at any time or in part from time to time, at a redemption price equal to the greater of (i) 100% of the principal amount to be redeemed and (ii) the sum, as determined by the Quotation Agent (as defined below), of the present values of the principal amount to be redeemed and the remaining scheduled payments of interest thereon from the redemption date to May 15, 2003 (the "Remaining Life"), discounted on a semiannual basis (assuming a 360-day year consisting of 30-day months) at the Treasury Rate (as defined below) plus 10 basis points, plus accrued interest thereon to the date of redemption. "Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the Remaining Life that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity with the Remaining Life.



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"Comparable Treasury Price" means, with respect to any redemption date, the average of five Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or, if the Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such quotations.

"Quotation Agent" means the Reference Treasury Dealer appointed by the Company. "Reference Treasury Dealer" means: (i) NationsBanc Montgomery Securities LLC, Chase Securities Inc. and J.P. Morgan Securities Inc. and their respective successors; provided, however, that if the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer, and (ii) any other Primary Treasury Dealer selected by the Company. "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

"Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semi-annual yield to maturity of the Comparable Treasury Issue, calculated on the third Business Day preceding such redemption date using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

If an Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared due and payable, and in certain cases shall automatically be accelerated, in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the Guarantors and the rights of the Holders of the Securities of each series issued under the Indenture at any time by the Company, the Guarantors and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding of each series affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of any series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note(s) issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note or such Note(s).

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium and interest on this Note, at the times, place and rate, and in the coin or currency, herein and in the Indenture prescribed. The Notes are issuable only in registered form without coupons in the denominations specified in the Officers' Certificate dated May 26, 1998 establishing the terms of the Notes, all as more fully provided in the Indenture and such Officers' Certificate.

As provided in the Indenture and subject to certain limitations set forth therein and in this Note, the transfer of this Note may be registered on the Security Register upon surrender of this Note for registration of transfer at the office or agency of the Company maintained for the purpose in any place where the principal of and premium and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Notes of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

As provided in the Indenture, and subject to certain limitations set forth therein and in this Note, the Notes are exchangeable for a like aggregate principal amount of Notes in different authorized denominations, as requested by the Holders surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith, other than in certain cases provided in the Indenture.

Prior to due presentment of this Note for registration of transfer, the Company, the Guarantors, the Trustee and any agent of the Company, the Guarantors or the Trustee may treat the Person in whose name this Note is registered as



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the owner hereof for all purposes, whether or not this Note be overdue, and none of the Company, the Guarantors, the Trustee or any such agent shall be affected by notice to the contrary.

The Indenture contains provisions whereby (i) the Company may be discharged from its obligations with respect to the Notes (subject to certain exceptions) or
(ii) the Company may be released from its obligation under specified covenants and agreements in the Indenture, in each case if the Company irrevocably deposits with the Trustee money or U.S. Government Obligations sufficient to pay and discharge the entire indebtedness on all Notes and satisfies certain other conditions, all as more fully provided in the Indenture.


This Note shall be governed by and construed in accordance with the laws of the State of New York. All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee under the Indenture by the manual signature of one of its authorized signatories, this Note shall not be entitled to any benefits under the Indenture or the Guarantees or be valid or obligatory for any purpose.























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IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.



[Seal]                                          COX RADIO, INC.



Attest:                                         By:
       --------------------------                  ----------------------------
        Name:                                       Name:
        Title:                                      Title:



                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.


Dated:  May 26, 1998                  THE BANK OF NEW YORK,
                                      as Trustee

                                      By:
                                          -------------------------------------
                                                  Authorized Signatory
















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                                  ABBREVIATIONS


The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM --- as tenants in common   UNIF GIFT MIN ACT---______ Custodian _____
TEN ENT --- as tenants by the entireties               (Cust)          (Minor)
JT TEN  --- as joint tenants with right of
            survivorship and not as tenants       Under Uniform Gifts to Minors
            in common                             Act
                                                      -------------------------
                                                         (State)


    Additional abbreviations may also be used though not in the above list.

                        ---------------------------------


FOR VALUE RECEIVED, the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

-------------------------------------------------------------


-------------------------------------------------------------


--------------------------------------------------------------------------------
             PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE



--------------------------------------------------------------------------------
The within Note and all rights thereunder, hereby irrevocably constituting and appointing.

--------------------------------------------------------------------------------
To transfer said Note on the books of the Company with full power of substitution in the premises.



Dated:
       -------------------------------------------------------------------------
        Notice: The signature to this assignment must correspond with the name as it appears upon the face of the within Note in every particular, without alteration or enlargement or any change whatever.


                             CERTIFICATE OF TRANSFER

In connection with any transfer of this Note occurring prior to the Resale Restriction Termination Date, the undersigned confirms that this Note is being transferred:

CHECK ONE BOX BELOW

         (1)        --     exchanged for the undersigned's own account without
                           transfer; or

         (2)        --     transferred pursuant to and in compliance with Rule
                           144A under the Securities Act; or

         (3)        --     transferred to an institutional "accredited investor"
                           within the meaning of subparagraph (a)(1), (2), (3)
                           or (7) of Rule 501 under the Securities Act of 1933 that is acquiring this Note for its own account, or for the account of such an institutional "accredited investor," for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act; or

         (4)        --     transferred pursuant to another available exemption
                           from the registration requirements of the Securities
                           Act; or

         (5)        --     transferred pursuant to an effective registration
                           statement; or

         (6)        --     transferred to the Company or a Guarantor.



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Unless one of the boxes is checked, the Trustee will refuse to register this
Note in the name of any Person other than the Holder hereof; provided, however, that (i) if box (3) or (4) is checked, the Trustee may require, prior to registering any transfer of this Note, the Trustee, the Company or a Guarantor may require a legal opinion, certifications and/or other information to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act,
(ii) if box (2) is checked, the transferee must also certify that it is a "qualified institutional buyer" (as defined in Rule 144A) acquiring this Note for its own account or for the account of another qualified institutional buyer over which it exercises sole investment discretion and it is aware that the Holder is relying upon the exemption from registration afforded by Rule 144A in respect of the Holder's transfer of this Note to it, (iii) if box (3) is checked, the transferee must also provide to the Trustee an Accredited Investor Letter in the form attached as Appendix A to the Indenture or (iv) after the date that a registration statement has been filed and so long as such registration statement continues to be effective, only then may the Trustee permit transfers for which box (5) has been checked.


                                             ----------------------------------
                                             Signature














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